As filed with the Securities and Exchange Commission on February 13, 2015

Registration No. 333-174038
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
KAR Auction Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-8744739
(State or other jurisdiction of	(I.R.S. Employer Identification Number)
incorporation or organization)
13085 Hamilton Crossing Boulevard
Carmel, Indiana 46032
(800) 923-3725
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Rebecca C. Polak, Esq.
Executive Vice President, General Counsel and Secretary
KAR Auction Services, Inc.
13085 Hamilton Crossing Boulevard
Carmel, Indiana 46032
(800) 923-3725
(317) 249-4518 (facsimile)
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Dwight S. Yoo, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
(212) 735-3000
(212) 735-2000 (facsimile)
Approximate date of commencement of proposed sale to the public: Not applicable.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES AND WITHDRAWAL OF REGISTRATION STATEMENT

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to the Registration Statement on Form S-3 (File No. 333-174038) of KAR Auction Services, Inc., which was originally filed with the Securities and Exchange Commission on May 6, 2011 and declared effective on June 22, 2011 (the “Registration Statement”), hereby amends the Registration Statement to remove from registration any securities registered pursuant to the Registration Statement and not sold thereunder and discontinues the effectiveness of and withdraws the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carmel, State of Indiana, on February 13, 2015.

KAR AUCTION SERVICES, INC.

By:	/s/ Eric M. Loughmiller
Eric M. Loughmiller
Executive Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ James P. Hallett James P. Hallett	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	February 13, 2015
/s/ Eric M. Loughmiller Eric M. Loughmiller	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 13, 2015
/s/ John P. Larson John P. Larson	Director	February 13, 2015
/s/ Ryan M. Birtwell Ryan M. Birtwell	Director	February 13, 2015
/s/ Donna R. Ecton Donna R. Ecton	Director	February 13, 2015
/s/ Peter R. Formanek Peter R. Formanek	Director	February 13, 2015
/s/ Mark E. Hill Mark E. Hill	Director	February 13, 2015
/s/ J. Mark Howell J. Mark Howell	Director	February 13, 2015
/s/ Lynn Jolliffe Lynn Jolliffe	Director	February 13, 2015
/s/ Michael T. Kestner Michael T. Kestner	Director	February 13, 2015
/s/ Stephen E. Smith Stephen E. Smith	Director	February 13, 2015